UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   May 9, 2024

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 9, 2024, GSI Technology, Inc. (the “Company”) issued a press release reiterating key highlights from its earnings call for the fourth quarter of fiscal year 2024 that was held on May 2, 2024. The press release also included Q&A that was anticipated to be discussed with call attendees during the question-and-answer session of the call that did not occur due to technical challenges with the call hosting platform. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release should be read in conjunction with the forward-looking statements included in the text of the release.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	GSI Technology, Inc. Press Release dated May 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

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